Audiovox Signs Definitive Agreement to Acquire Technuity, Inc.

HAUPPAUGE, NY, November 1, 2007 -- Audiovox Corporation (NASDAQ:VOXX) announced today that its wholly-owned subsidiary Audiovox Accessories Corporation (AAC) has signed a definitive agreement to acquire Technuity, Inc. for a purchase price of $16.5 million, plus the repayment of $4 million of debt and an earn-out if certain sales and gross profit margin targets are met.

Technuity is an emerging leader in the battery and power products industry. The Company designs, manufactures, and markets licensed accessories products, including batteries, carrying cases, and accessories for imaging, computing, communication, and entertainment devices. Technuity is also the exclusive licensee of the Energizer brand in North America, marketing Energizer-branded products for rechargeable batteries and battery packs for camcorders, cordless phones, digital cameras, and DVD players, as well as for power supply systems, automatic voltage regulators and surge protectors. The Company has built a blue chip client base in the Big Box retail channel, supplying its products to Best Buy, Circuit City, and Wal-Mart, among others and is the recognized aftermarket category leader in the battery and power products segment.

Patrick Lavelle, President and CEO of Audiovox Corporation stated, "This latest acquisition will further strengthen our accessories product lines and core offerings to our customers. Energizer's highly recognized consumer brands - Energizer, known for the `Energizer Bunny' and Eveready brand - hold the top two market positions in every category in which it competes and coupled with our previous acquisitions of Terk, RCA and Oehlbach, make Audiovox a significant player in the accessories market."

Lavelle continued, "We expect this deal to add in excess of $30 million to our annual sales and at higher margins than our core business. This business is growing and will be accretive to our bottom line. We intend to continue to pursue strategic acquisitions within our core competencies that can generate higher and sustainable returns for our shareholders over the long-term."

The Company expects this acquisition to close on November 1, 2007.

About Audiovox
--------------
Audiovox Corporation is a leading international supplier and value added service provider in the consumer electronics industry. The Company conducts its business through subsidiaries and markets mobile and consumer electronics and accessories products both domestically and internationally under several of its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to a wide variety of customers, through several distinct distribution channels. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

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Safe Harbor Language
--------------------
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in theforward-looking statements. The factors include, but are not limited to, risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the mobile and consumer electronics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2007.

Company Contacts
Glenn Wiener
GW Communications for Audiovox
Tel: 212-786-6011 or Email: gwiener@GWCco.com



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